Exhibit 3.1
CERTIFICATE OF FIFTH AMENDMENT
TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
BIOSIG TECHNOLOGIES, INC.

BioSig Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST:  That the name of the Corporation is BioSig Technologies, Inc.

SECOND: That the Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 21, 2011.

THIRD:  That the Corporation’s Amended and Restated Certificate of Incorporation (the “Charter”) was filed with the Secretary of State of the State of Delaware on February 6, 2013.

FOURTH:  That the Board of Directors of the Corporation has duly adopted resolutions proposing to amend the Charter, and that said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.  This Certificate of Amendment amends the provisions of the Charter as set forth herein.

FIFTH:  That the text of the Charter is hereby amended as follows:

1.	In Exhibit C of the Charter, the definition of “Purchase Agreement” shall be deleted in its entirety and replaced with the following:

“ “Purchase Agreement” means the Securities Purchase Agreement, dated February 6, 2013, by and between the Corporation and the original Holders, as amended by that certain Letter Agreement, dated February 25, 2013, by and between the Corporation and the Holders signatory thereto, that certain Letter Agreement, dated April 12, 2013, by and between the Corporation and the Holders signatory thereto, that certain Letter Agreement, dated June 25, 2013, by and between the Corporation and the Holders signatory thereto, that certain Letter Agreement, dated October 14, 2013, by and between the Corporation and the Holders signatory thereto, that certain Letter Agreement, dated as of July 30, 2014, by and between the Corporation and the Holders signatory thereto, and as may be subsequently amended, modified or supplemented from time to time in accordance with its terms.”

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, this __ day of August, 2014.

BIOSIG TECHNOLOGIES, INC.

By: /s/ Gregory D. Cash
Gregory D. Cash
Chief Executive Officer